FOR IMMEDIATE RELEASE
Contacts:

Investors
Mike Weinstein
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Mike.Weinstein@sunpower.com

Media
Sarah Spitz
832-444-7151
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SunPower announces Manavendra Sial steps down as Chief Financial Officer
Guthrie Dundas, Vice President and Treasurer, named interim CFO

RICHMOND, Calif., August 31, 2022 - SunPower Corp. (NASDAQ: SPWR), a leading solar technology and energy services provider, today announced that Manavendra Sial will leave the company, effective September 14, 2022, after serving as executive vice president and chief financial officer (CFO) for more than four years. Sial’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including financial matters.

A formal search is underway for a new CFO. Guthrie Dundas, current vice president and treasurer at SunPower, will serve as interim CFO and ensure a seamless transition until a replacement has been found. "We expect continued profitable growth with exciting opportunities ahead of us. Guthrie brings a wealth of experience to the role, and I am confident he will help lead the organization through this transition,” said Peter Faricy, CEO of SunPower.

“2022 continues to be a pivotal year for SunPower as we execute across our five strategic pillars to drive growth in the residential solar market. With our strategic growth plan, coupled with the recent passing of the Inflation Reduction Act, we are more confident than ever that SunPower will capture the strong resulting demand for solar and storage.” said Faricy. “We are in an excellent position to lead the home energy transition and make solar mainstream.”

SunPower affirmed its previously issued guidance for fiscal year 2022 of $2,000-$2,400 adjusted EBITDA per customer and 73,000-80,000 incremental customers, resulting in $90-$110 million adjusted 2022 EBITDA.

About SunPower
SunPower is a leading solar and energy services provider in North America. SunPower offers the only solar + storage solution designed and warranted by one company that gives customers control over electricity consumption and resiliency during power outages while providing cost savings. For more information, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) our expectations regarding projected demand and growth in 2022 and beyond, our positioning for future success, and our ability to capture demand and deliver long-term value to our shareholders; (b) our expectations for industry trends and factors, and the impact thereof on our business and strategic plans; and (c) our guidance for fiscal year 2022, including Adjusted EBITDA per customer, incremental customers, and Adjusted EBITDA, and related assumptions.

These forward-looking statements are based on our current assumptions, expectations, and beliefs and involve substantial risks and uncertainties that may cause results, performance, or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) regulatory changes and the availability of economic incentives promoting use of solar energy; (2) potential disruptions to our operations and supply chain that may result from epidemics or natural disasters, including impacts of the COVID-19 pandemic, and other factors; (3) competition in the solar and general energy industry, supply chain constraints, interest rates, and pricing pressures; (4) changes in public policy, including the imposition and applicability of tariffs; (5) our dependence on sole- or limited-source supply relationships, including for our solar panels and other components of our products; (6) risks related to the introduction of new or enhanced products, including potential technical challenges, lead times, and our ability to match supply with demand while maintaining quality, sales, and support standards; (7) the success of our ongoing research and development efforts and our ability to commercialize new products and services, including products and services developed through strategic partnerships; (8) our liquidity, indebtedness, and ability to obtain additional financing for our projects and customers; and (9) challenges managing our acquisitions, joint ventures, and partnerships, including our ability to successfully manage acquired assets and supplier relationships. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

©2022 SunPower Corporation. All rights reserved. SUNPOWER and the SUNPOWER logo are trademarks or registered trademarks of SunPower Corporation in the U.S.

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